Exhibit 4.vv

STOCK OPTION AGREEMENT

KIMBER RESOURCES INC. 2007 STOCK OPTION PLAN

THIS AGREEMENT dated the ____  day of ______, 20__,

BETWEEN:

KIMBER RESOURCES INC., a company duly incorporated under the laws of the Province of British Columbia, having its head office located at Suite 215 - 800 West Pender Street, Vancouver, British Columbia, V6C 2V6

(the "Company")

AND:

(the "Optionee")

WHEREAS:

A.

the Company has adopted the Kimber Resources Inc. 2007 Stock Option Plan (the “Plan”), a copy of which is attached as Schedule “A” to this Agreement;

B.

the Optionee has been retained as a (Director/Officer/Employee/Consultant) of the Company, as defined in the Plan, to provide his expertise and contributions to the Company;

C.

the Company’s common shares are listed for trading on the Toronto Stock Exchange (“TSX”) and the American Stock Exchange (“AMEX”); and

D.

the Company wishes to grant to the Optionee an option to acquire common shares of the Company to provide an  incentive and inducement for him to provide ongoing services to the Company and its affiliates to make a maximum contribution towards the success of the Company;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and other good and valuable consideration (the receipt whereof is hereby acknowledged) the parties hereto agree as follows:

1.

DEFINITIONS

1.1

In this Agreement, the following terms shall have the following meanings:

(a)

"Eligible Person" means any Director, Officer, Employee, Consultant or Consultant Company of which the individual Consultant is an employee, shareholder or partner;

b)

"Expiry Date" means ___________ , 20__;

(c)

"Notice of Exercise" means a notice in writing addressed to the Company at its address first recited, which notice shall specify therein the number of Optioned Shares in respect of which the Option is being exercised;

(d)

"Option" means the irrevocable right and option to purchase, from time to time, all or any part of the Optioned Shares granted to the Optionee by the Company pursuant to  section 2.1 hereof;

(e)

"Optioned Share" or "Optioned Shares" means the Shares subject to the Option; and

(f)

"Shares" means the common shares in the capital of the Company as constituted as of the date hereof.

1.2

Any capitalized term used in this Agreement which is not otherwise defined herein shall have the meaning ascribed thereto in the Plan, unless the context requires otherwise.

2.

GRANT OF OPTION AND TERMS OF THE OPTION

2.1

The Company hereby grants to the Optionee as an incentive and in consideration of his services and not in lieu of salary or any other compensation, the Option to purchase a total of  ________ Optioned Shares at a price of $_____ per Optioned Share, exercisable by the Optionee in whole or in part at any time before 4:30 p.m., Vancouver time, on the Expiry Date. ALL STOCK OPTIONS AND ANY OPTIONED SHARES ISSUED ON THE EXERCISE OF STOCK OPTIONS SHALL BE SUBJECT TO A FOUR (4) MONTH TSX HOLD PERIOD COMMENCING ON THE DATE HEREOF.

2.2

The Option is granted subject to the terms and provisions of the Plan, which is incorporated by reference into this Agreement and forms part hereof.

2.3

The Option shall, at 4:30 p.m., Vancouver time, on the Expiry Date, forthwith expire and terminate and be of no further force or effect whatsoever.

2.4

In the event of the death of the Optionee on or prior to the Expiry Date, the Option, or such part thereof as remains unexercised, may be exercised by the personal representative of the Optionee at any time prior to the earlier of (a) 4:30 p.m., Vancouver time, on the first anniversary of the date of death of the Optionee; or (b) 4:30 p.m., Vancouver time, on the Expiry Date.

2.5

The Option shall vest in accordance with the terms of section 3.5 of the Plan over a period of 18 months, with one third of the Option vesting upon the date hereof, one third on the date which is nine months after the date hereof, and the remaining one third on the date which is 18 months after the date hereof, as follows:

Number of Optioned Shares

Date Vested

______

_____________

______

_____________

______

_____________

2.6

If the Optionee receives this Option in his capacity as an Officer, Employee or Consultant, the Company hereby represents and warrants that the Optionee is a bona fide Officer, Employee or Consultant as the case may be.

2.7

If the Optionee receives this Option in its capacity as a Consultant Company the Optionee hereby represents and warrants that the individual Consultant providing the services is a bona fide employee, shareholder or partner of the Consultant Company.

2.8

Subject to the provisions hereof, the Option shall be exercisable in whole or in part (at any time and from time to time as aforesaid) by the Optionee or his personal representative giving a Notice of Exercise together with payment in full (in cash or by certified cheque, made payable to the Company) of the purchase price for the number of Optioned Shares specified in the Notice of Exercise.

2.9

Upon the exercise of all or any part of the Option, the Company shall forthwith deliver or, if applicable, cause the registrar and transfer agent for the Shares to deliver, to the Optionee or his personal representative within ten (10) days following receipt by the Company of the Notice of Exercise a share certificate(s) in the name of the Optionee or his personal representative representing, in aggregate, the number of Optioned Shares specified in the Notice of Exercise and in respect of which the Company has received payment.

2.10

Any share certificate issued by the Company pursuant to the exercise of an Option hereunder in whole or in part shall bear such restrictive legend, if any, as may, in the opinion of the Company be required at that time under applicable securities laws and the policies and rules of the TSX.

2.11

If the Optionee is or becomes prior to the exercise of the Option in whole or in part a U.S. Person as hereinafter defined, the Optionee acknowledges to the Company that the grant of the Option and the Optioned Shares have not been registered under the United States Securities Act of 1933, as amended (the "1933 Act"), and may not be offered or sold or otherwise transferred unless (i) the Optioned Shares are registered under the 1933 Act and all applicable state securities laws; (ii) an exemption from registration is available; or (iii) the Optioned Shares are sold in compliance with Regulation S of the 1933 Act.  The Optionee further acknowledges that the Company may require, as a condition to permitting a transfer by the Optionee, an opinion of counsel, concurred in by counsel to the Company, that the proposed transfer is made in compliance with the registration requirements of applicable securities laws.  The Optionee agrees to comply with the restriction on resale and understands that the certificate representing the Optioned Shares will bear a legend restricting transfer in accordance therewith.  For the purposes of the Agreement, "United States" means the United States of America (including the States, the District of Columbia and the Commonwealth of Puerto Rico), its territories, its possessions and other areas subject to its jurisdiction and "U.S. Person" means any individual who is a citizen or resident in the United States, any estate or trust income which is subject to United States federal income which is subject to United States federal income taxation without regard to the source thereof, or any corporation, partnership or other entity created or organized in or under the laws of the United States or any state.

2.12

Nothing herein contained shall obligate the Optionee to purchase any Optioned Shares except those Optioned Shares in respect of which the Optionee shall have exercised his Option in the manner hereinbefore provided.

2.13

The Optionee shall have no rights whatsoever as a shareholder in respect of any of the Optioned Shares (including any right to receive dividends or other distribution therefrom or thereon) except in respect of which the Option has been properly exercised in accordance with section 2.9 hereof.

2.14

Subject to section, 2.4, this Agreement shall not be assignable or transferable by the Optionee or his personal representative and the Option may be exercised only by the Optionee or his personal representative.

2.15

If at any time during the continuance of this Agreement the parties hereto shall deem it necessary or expedient to make any alteration or addition to this Agreement they may do so by means of a written agreement between them which shall be supplemental hereto and form part hereof and which shall be subject to any required acceptance by the TSX and, if the Optionee is an insider of the Company, shall be further subject to any ratification and approval by the shareholders of the Company required by the TSX.

2.16

The granting of the Option and the terms and conditions hereof shall be subject to the rules and policies of the TSX.

3.

GENERAL PROVISIONS

3.1

Time shall be of the essence of this Agreement.

3.2

This Agreement shall enure to the benefit of and be binding upon the Company, its successors and assigns, and the Optionee and his personal representative to the extent provided in section 2.4 hereof.

3.3

Wherever the plural or masculine are used throughout this Agreement, the same shall be construed as meaning singular or feminine or neuter or the body politic or corporate where the context of the parties thereto require.

3.4

This Agreement shall be construed in accordance with and be governed by the laws of the Province of British Columbia.

3.5

This Agreement may be executed in several parts in the same form (including counterparts transmitted by facsimile) and such parts as so executed shall together constitute one original agreement, and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

IN WITNESS WHEREOF the Company and the Optionee have caused this Agreement to be executed and delivered as of the day and year first above written.

KIMBER RESOURCES INC.

per:______________________________________

Director

SIGNED, SEALED AND DELIVERED by

____________ in the presence of:

_________________________________________

Signature

_________________________________________

Name

_________________________________________

Address

_________________________________________

_________________________________________

_________________________________________

Occupation

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